EXHIBIT 5.1

April 21, 1997

SI Handling Systems, Inc.
600 Kuebler Road
Easton, PA  18040-9295

Re:   SI HANDLING SYSTEMS, INC.

      REGISTRATION STATEMENT ON FORM S-8 RELATING TO (I)
      THE SI HANDLING SYSTEMS, INC.
        1992 INCENTIVE STOCK OPTION PLAN AND (II) THE SI HANDLING SYSTEMS, INC. 1982 INCENTIVE STOCK OPTION PLAN

Ladies and Gentlemen:

We have acted as counsel to SI Handling Systems, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of a registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to 81,947 shares of the Company's common stock, par value $1.00 per share (the "Common Stock"), issuable under (i) the SI Handling Systems, Inc. 1992 Incentive Stock Option Plan and (ii) the SI Handling Systems, Inc. 1982 Incentive Stock Option Plan (the "Plans"). We have examined such certificates, records, statutes and other documents as we have deemed relevant in rendering this opinion. As to matters of fact, we have relied on representations of officers of the Company. In our examination, we have assumed the genuineness of documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof.

Based on the foregoing, it is our opinion that the shares of Common Stock issuable under the Plans will be, when issued in accordance with the terms of the Plans, validly issued, fully paid and nonassessable shares of Common Stock.

The opinion set forth above is limited to the Pennsylvania Business Corporation Law of 1988.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such opinion, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP

Morgan, Lewis & Bockius LLP